CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the following with respect to Pre-effective Amendment No. 1 to the Registration Statement (File No. 333-93709) on Form N-4 under the Securities Act of 1933 of Variable Account I of AIG Life Insurance Company.

          1. The inclusion of our report dated February 5, 1999 relating to our audits of the financial statements of AIG Life Insurance Company in the Statement of Additional Information.

          2. The incorporation by reference into the Prospectus of our report dated February 5, 1999 relating to our audit of the financial statements of AIG Life Insurance Company.

          3.   The reference to our firm as experts  under the heading  "General
               Information-Independent   Accountants"   in  the   Statement   of
               Additional Information.


February 10, 2000

/s/ PricewaterhouseCoopers, LLP
PricewaterhouseCoopers, LLP